Exhibit 5.1

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                       TEL: 212 838 1177 FAX: 212 838 9190

                                January 31, 2001
Milestone Scientific Inc.
220 South Orange Avenue
Livingston Corporate Park
Livingston, New Jersey 07039

                  Re: Registration Statement on Form S-2

Dear Sirs:

      We have acted as counsel to Milestone Scientific Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-2 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), (a) to register the sale by the selling stockholders of (i) 2,100,000 shares of common stock, par value $.001 per share of Milestone (the "common stock"), (ii) 75,000 shares of common stock issuable upon the exercise of the placement agent's warrant, and (iii) 100,000 shares of common stock issuable upon the exercise of the investor's warrant, and (b) to register the issuance by the Company of (i) placement agent warrants to purchase 75,000 shares of common stock, and (ii) investor's warrants to purchase 100,000 shares of common stock.

      In this regard, we have reviewed the Certificate of Incorporation of Milestone, as amended, resolutions adopted by Milestone's Board of Directors, the registration statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

      Each share of common stock included in the registration statement and each stock purchase warrant has been duly authorized for issuance and is now, or when issued upon exercise of or pursuant to the terms of the instruments which they underlie will be duly and validly issued, fully paid and non-assessable.

      Members of and counsel to Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, the following securities: 168,083 shares of Milestone's common stock; options or warrants to purchase 147,286 shares of Milestone's common stock, all of which are currently exercisable; and warrants to purchase 83,333 units, each unit consisting of one share of Milestone's common stock and a warrant to purchase one share of Milestone's common stock.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters." In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                     Very truly yours,


                                     /s/ Morse, Zelnick, Rose & Lander, LLP
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                                     Morse, Zelnick, Rose & Lander, LLP